AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 3rd day of April, 2017, by and between OPPENHEIMER REVENUE WEIGHTED ETF TRUST (formerly, RevenueShares ETF Trust) (the “Trust”) and THE BANK OF NEW YORK MELLON (formerly, The Bank of New York) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Custody Agreement dated as of February 19, 2008, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

2.       Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

OPPENHEIMER REVENUE WEIGHTED

ETF TRUST

_________________________________

On behalf of each Fund identified on

Schedule II to the Agreement

By: /s/ Taylor V. Edwards

Name: Taylor V. Edwards

Title: Assistant Secretary

THE BANK OF NEW YORK MELLON

By: /s/ Thomas Porran

Name: Thomas Porran

Title: Managing Director

SCHEDULE II

Oppenheimer Large Cap Revenue ETF

(f/k/a RevenueShares Large Cap Fund)

Oppenheimer Mid Cap Revenue ETF

(f/k/a RevenueShares Mid Cap Fund)

Oppenheimer Small Cap Revenue ETF

(f/k/a RevenueShares Small Cap Fund)

Oppenheimer Financials Sector Revenue ETF

(f/k/a RevenueShares Financials Sector Fund)

Oppenheimer ADR Revenue ETF

(f/k/a RevenueShares ADR Fund)

Oppenheimer Ultra Dividend Revenue ETF

(f/k/a RevenueShares Ultra Dividend Fund)

Oppenheimer Global Growth Revenue ETF

(f/k/a RevenueShares Global Growth Fund)

Oppenheimer ESG Revenue ETF

Oppenheimer Global ESG Revenue ETF

Oppenheimer Global Revenue ETF

Oppenheimer International Revenue ETF

Oppenheimer Emerging Markets Revenue ETF